                                                                      EXHIBIT 16


                              CAPSTONE JAPAN FUND
            SCHEDULE OF COMPUTATION FOR AVERAGE ANNUAL TOTAL RETURN

         n
P (1 + T) = ERV

          P = a hypothetical initial payment of $1,000,

          T = the average annual total return,

          n = the number of years,

         ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

                              ********************

The Fund's average annualized total return for the one year period ending October 31, 1997 is -22.93%.

                                              1
                           $1,000 (1 +-.22930) = ERV

                                 $770.71  = ERV

An initial payment of $1,000 invested on 11/01/96 will result in 147.929 shares. On 10/31/97 the net asset value of Capstone Japan Fund was $5.21 per share, thereby creating a total market value of $770.71 and yielding a return of (22.93)%.

                              ********************

The Fund's average annualized total return for the five year period from November 1, 1992 to ending October 31, 1997 is 1.43%.

                                              5
                           $1,000 (1 +-.01430) = ERV

                                      $1,073.44 = ERV

An initial payment of $1,000 invested on 11/01/92 will result in 204.499 shares. An income distribution of $0.055 per share during the period resulted in 1.535 additional shares, rendering a total of 206.034 shares. On 10/31/97 the net asset value of Capstone Japan Fund was $5.21 per share, thereby creating a total market value of $1,073.44 and yielding a return of 1.43%.

                              ********************

The Fund's average annualized total return for the period July 10, 1989 (inception) to October 31, 1997 is (7.27)%.

                                           8.31
                          $1,000(1+ -.0727)    = ERV

                                        $534.16 = ERV

An initial payment of $1,000 invested on 07/10/89 will result in 100.000 shares. An income distribution of $0.055 per share and a capital gain distribution of $0.19 per share for the period resulted in 2.525 additional shares, rendering a total of 102.525 shares. On 10/31/97 the net asset value of Capstone Japan Fund was $5.21 per share, thereby creating a total market value of $534.16 and yielding a return of (7.27)%.
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                              CAPSTONE JAPAN FUND
                    SCHEDULE OF COMPUTATION FOR TOTAL RETURN


P(1+T) = ERV

      P = a hypothetical initial payment of $1,000,

      T = the total return,

   ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

                              ********************

The Fund's total return for the one year period ending October 31, 1997 is (22.93)%.

                            $1,000(1 + -.2293) = ERV

                                       $770.71 = ERV

An initial payment of $1,000 invested on 11/01/96 will result in 147.929 shares. On 10/31/97 the net asset value of Capstone Japan Fund was $5.21 per share, thereby creating a total market value of $770.71 and yielding a return of (22.93)%.

                              ********************

The Fund's total return for the five year period from November 1, 1992 to October 31, 1997 is 7.34%.

                            $1,000(1 + -.0734) = ERV

                                     $1,073.44 = ERV

An initial payment of $1,000 invested on 11/01/92 will result in 204.499 shares. An income distribution of $0.055 per share during the period resulted
in 1.005 additional shares, rendering a total of 206.034 shares.    On 10/31/97
the net asset value of Capstone Japan Fund was $5.21 per share, thereby creating a total market value of $1,073.44 and yielding a return of 7.34%.


                              ********************


The Fund's total return for the period July 10, 1989 (inception) through October 31, 1997 is (46.58)%.

                            1,000(1 + -.4658) = ERV

                                      $534.16 = ERV

An initial payment of $1,000 invested on 07/10/89 will result in 100.000 shares. An income distribution of $0.055 per share and a capital gain distribution of $0.190 for the period resulted in 2.525 additional shares, rendering a total of 102.525 shares. On 10/31/97 the net asset value of Capstone Japan Fund was $5.21 per share, thereby creating a total market value of $534.16 and yielding a return of (46.58)%.